Exhibit 10.5

FORM OF [_________] AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This ______ Amendment dated _______________ amends the terms of the Amended and Restated Employment Agreement dated as of _______________, as first amended effective ___________, [and as further amended effective _______,] (collectively, the “Agreement”) by and between The Greenbrier Companies, Inc. (the “Company”) and _______________ (“Executive”).

For good and valuable consideration, receipt of which is hereby acknowledged, Company and Executive hereby agree as follows:

The first sentence of Section 1.2 of the Agreement is deleted, and replaced by the following:

Executive shall report to the Chief Executive Officer (“CEO”) of the Company.

THE GREENBRIER COMPANIES, INC.	EXECUTIVE

By:	By:

Title:	Name: